Exhibit 99.1

News Release

United Continental Holdings, Inc.

Worldwide Media Relations

312.997.8640

media.relations@united.com

UNITED CONTINENTAL HOLDINGS REPORTS

JANUARY 2012 OPERATIONAL PERFORMANCE

CHICAGO, Feb. 7, 2012 – United Continental Holdings, Inc. (NYSE: UAL) today reported January 2012 combined operational results for its United Airlines and Continental Airlines units.

UAL’s consolidated traffic (revenue passenger miles) in January 2012 decreased 3.2 percent and consolidated capacity (available seat miles) decreased 2.8 percent versus January 2011 results. The company’s consolidated load factor in January 2012 decreased 0.2 points compared to January 2011.

The company’s January 2012 consolidated and mainline passenger revenue per available seat mile (PRASM) increased an estimated 8.5 to 9.5 percent and 6.5 to 7.5 percent, respectively, as compared to January 2011.

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate an average of 5,656 flights a day to 376 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington, D.C. United and Continental are members of Star Alliance, which offers more than 21,000 daily flights to 1,290 airports in 189 countries. United and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to UnitedContinentalHoldings.com. For more information about the airlines, see united.com and continental.com or follow United on Twitter and Facebook.

- tables attached –

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UAL REPORTS JANUARY 2012 OPERATIONAL PERFORMANCE/Page 2

Preliminary Operational Results

	January
	2012	2011	Change
REVENUE PASSENGER MILES (000)
Domestic	6,673,051	6,982,370	(4.4)%

International	6,785,047	6,999,397	(3.1)%
Atlantic	2,719,271	2,772,083	(1.9)%
Pacific	2,566,037	2,717,833	(5.6)%
Latin	1,499,739	1,509,481	(0.6)%

Mainline	13,458,098	13,981,767	(3.7)%
Regional	1,879,152	1,854,425	1.3%
Consolidated	15,337,250	15,836,192	(3.2)%

AVAILABLE SEAT MILES (000)
Domestic	8,240,673	8,807,025	(6.4)%

International	8,918,572	8,903,978	0.2%
Atlantic	3,876,046	3,796,985	2.1%
Pacific	3,146,282	3,197,105	(1.6)%
Latin	1,896,244	1,909,888	(0.7)%

Mainline	17,159,245	17,711,003	(3.1)%
Regional	2,590,627	2,608,820	(0.7)%
Consolidated	19,749,872	20,319,823	(2.8)%

PASSENGER LOAD FACTOR
Domestic	81.0%	79.3%	1.7 pts

International	76.1%	78.6%	(2.5) pts
Atlantic	70.2%	73.0%	(2.8) pts
Pacific	81.6%	85.0%	(3.4) pts
Latin	79.1%	79.0%	0.1 pts

Mainline	78.4%	78.9%	(0.5) pts
Regional	72.5%	71.1%	1.4 pts
Consolidated	77.7%	77.9%	(0.2) pts

ONBOARD PASSENGERS (000)
Mainline	7,016	7,380	(4.9)%
Regional	3,313	3,287	0.8%
Consolidated	10,329	10,667	(3.2)%

CARGO REVENUE TON MILES (000)
Total	192,969	218,969	(11.9)%

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UAL REPORTS JANUARY 2012 OPERATIONAL PERFORMANCE/Page 3

Preliminary Financial Results

December 2011 year-over-year consolidated PRASM change	5.0%
December 2011 year-over-year mainline PRASM change	4.5%
January 2012 estimated year-over-year consolidated PRASM change	8.5 – 9.5%
January 2012 estimated year-over-year mainline PRASM change	6.5 – 7.5%
January 2012 estimated consolidated average price per gallon of fuel, including fuel taxes	3.25	Dollars
First Quarter 2012 estimated consolidated average price per gallon of fuel, including fuel taxes	3.32	Dollars

Preliminary Operational Results

	2012	2011[3]	Change
January On-Time Performance[1]	82.2%	81.1%	1.1 pts
January Completion Factor[2]	98.9%	97.7%	1.2 pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report.
[2]	Mainline Completion Percentage.
[3]

In order to provide a meaningful year-over-year comparison, 2011 operational results are combined on a weighted departure basis for the Company’s two operating subsidiaries, United and Continental. On a standalone basis, United’s January 2011 on-time performance and completion factor was 84.5% and 97.9%, respectively, and Continental’s January 2011 on-time performance and completion factor was 76.5% and 97.4%, respectively.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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